                                                                       EXHIBIT 1

                            UNDERWRITING AGREEMENT
                            ----------------------

                                                                December 6, 1995



MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
PRUDENTIAL SECURITIES INCORPORATED
C/O MORGAN STANLEY & CO. INCORPORATED,
  1585 BROADWAY,
    NEW YORK, NEW YORK  10036.



Dear Sirs:

         1. Introductory. From time to time Alco Standard Corporation, an Ohio corporation (the "Company"), proposes to enter into one or more Terms Agreements (individually "Terms Agreement" and collectively "Terms Agreements") in the form of Exhibit A hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firm or firms named in Schedule I to the applicable Terms Agreement (each such firm is herein called an "Underwriter" and such firms collectively are herein called "Underwriters" with respect to such Terms Agreement and the securities specified therein) or pursuant to delayed delivery contracts as hereinafter provided, certain of its debt securities ("Securities"), all as specified in such Terms Agreement (with respect to each such Terms Agreement, such Securities are herein called "Purchased Securities"). Securities are herein designated as to be purchased by Underwriters or pursuant to delayed delivery contracts by use of the terms "Underwriters" or "Contract," respectively. The terms and rights of any particular issuance of Purchased Securities shall be as specified in the applicable Terms Agreement and in the indenture (the "Indenture") identified in such Terms Agreement. Each Terms Agreement shall constitute an agreement by the Company and each Underwriter to be bound by all of the provisions of this Agreement.

         2. Obligations of the Company and the Underwriters. Particular sales of Purchased Securities may be made from time to time to the Underwriter or Underwriters of such Purchased Securities (including one or more of you) for whom the firm or firms designated as representatives in the Terms Agreement with respect to such Purchased Securities may act as representatives (herein collectively called "Representatives"). This Agreement shall not be construed as an obligation of the Company to sell any of the Securities to the Underwriters or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Terms Agreement with respect to the Purchased Securities specified therein. Each Terms Agreement shall specify (i) the names of the Underwriters of such Purchased Securities, (ii) the names of the Representatives of such Underwriters, (iii) the aggregate principal amount of the Purchased Securities and the principal amount of such Purchased Securities to be purchased by each Underwriter, (iv) the public offering price of such Purchased Securities, (v) the purchase price to the Underwriters of such Purchased Securities, (vi) the place, time, date and manner of delivery of such Purchased Securities and payment therefor and (vii) whether any of the Purchased Securities may be sold by the Company to institutional purchasers pursuant to delayed delivery contracts as hereinafter provided ("Delayed Delivery Contracts") and, if so, the minimum principal amount of such Purchased Securities that may be sold pursuant to any such Contract and the maximum aggregate principal amount of such Purchased Securities that may be sold pursuant to all such Contracts. The Terms Agreement shall also specify (to the extent not set forth in the Indenture, registration statement and prospectus with respect thereto) the terms of such Purchased Securities. A Terms Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or communication by any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Terms Agreement shall be several and not joint.

      3. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

             (a) A registration statement on Form-S-3 (No. 33-64177), including a prospectus, relating to the Securities, has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement (including the documents incorporated by reference therein), as amended on the date of the Terms Agreement, is hereinafter referred to as the "Registration Statement," and the prospectus (including the documents incorporated by reference therein), as supplemented on the date of the Terms Agreement (the "Prospectus Supplement") to reflect, among other things, the terms of the Purchased Securities and the terms of the offering thereof, is hereinafter referred to as the "Prospectus." Any reference to the Registration Statement or Prospectus as amended or supplemented shall be deemed to include any documents filed after the effective date of the Registration Statement or date of the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference.

             (b) When each part of the registration statement relating to the Securities became effective, such part and the prospectus included therein contained all statements which were required to be stated therein in accordance with the Securities Act of 1933 ("Act"), the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations ("Rules and Regulations") of the Commission thereunder and in all material respects conformed to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of the Terms Agreement and at any and all times subsequent thereto up to and including the Closing Date for the Purchased Securities to which such Terms Agreement relates, the Registration Statement and the Prospectus as then amended or supplemented will contain all statements which are required to be stated therein in accordance with the Act, the Trust Indenture Act and the Rules and Regulations and in all material respects will conform to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing does not apply to statements in or omissions from any such documents that are based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

             (c) Each document or portion thereof incorporated by reference in the Prospectus conformed, when filed with the Commission, in all material respects to the requirements of the Act and the Rules and Regulations or the Exchange Act and the rules and regulations of the Commission thereunder ("Exchange Act Rules and Regulations"), as the case may be, and each document, if any, hereafter filed under the Exchange Act and deemed to be incorporated by reference in the Prospectus in accordance with Item 12 of Form S-3 will conform when so filed with the requirements of the Exchange Act and the Exchange Act Rules and Regulations.

             (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, of the Company and its consolidated subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no material transactions entered into by the Company or any of its consolidated subsidiaries other than those in the ordinary course of business, and (iii) except for regular quarterly dividends on the Common Stock and on outstanding series of the Company's Serial Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

             (e) The Company and each of its consolidated subsidiaries have been duly incorporated and are existing corporations in good standing under the laws of their respective jurisdictions of incorporation, with corporate power and authority to own, lease and operate their respective properties and conduct their respective businesses as described in the Prospectus; and are duly qualified as foreign corporations to transact business and are in good standing in each jurisdiction in which their respective ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its consolidated subsidiaries.

             (f) The authorized, issued and outstanding Common Stock of the Company is as set forth in the Prospectus, except for subsequent issuances, if any, pursuant to reservations or agreements referred to therein; and the shares of issued and outstanding Common Stock set forth therein have been duly and validly authorized and issued and are fully paid and non-assessable.

             (g) Neither the Company nor any of its consolidated subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them may be bound; and the execution and delivery of this Agreement, and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the Articles of Incorporation or Code of Regulations of the Company or any material bond, debenture, note or other evidence of indebtedness or any material contract, indenture, mortgage, loan agreement, lease or other instrument to which the Company or any of its consolidated subsidiaries is a party or by which it or any of them may be bound, or any law, administrative regulation or court decree.

             (h) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its consolidated subsidiaries, which is required to be disclosed in the Prospectus or which might result in any material adverse change in the earnings, affairs, condition (financial or otherwise), business or prospects of the Company and its consolidated subsidiaries considered as one enterprise, or might materially adversely affect the properties or assets thereof or might materially and adversely affect the consummation of transactions contemplated by this Agreement; all pending legal or governmental proceedings to which the Company or any consolidated subsidiary is a party or of which any of their property is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its consolidated subsidiaries which would be required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been filed as exhibits to the Registration Statement.

             (i) The Purchased Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Purchased Securities conform in all material respects to the description thereof contained in the Prospectus.

             (j) This Agreement has been duly authorized, executed and delivered by the Company .

             (k) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized and, when executed and delivered by the Company, will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and the Indenture conforms in all material respects to the description thereof contained in the Prospectus.

      4. Purchase, Sale and Delivery of Purchased Securities. Purchased Securities to be purchased by each Underwriter pursuant to the Terms Agreement relating thereto, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable to the order of the Company in the funds specified in such Terms Agreement, all at the place, time and date specified in such Terms Agreement or at such other place, time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "Closing Date" for such Purchased Securities. The Company shall make certificates for the Purchased Securities available to the Underwriters for checking and packaging at least one full business day prior to the Closing Date at the place specified in such Terms Agreement.

      If the Terms Agreement provides for sales of Purchased Securities pursuant to Delayed Delivery Contracts, the Company authorizes the Underwriters to solicit offers to purchase Purchased Securities from investors of the types set forth in the Prospectus pursuant to Delayed Delivery Contracts substantially in the form of Exhibit B attached hereto but with such changes therein as the Company may approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, on the Closing Date, the Company will pay to the Representatives, for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Contract Purchased Securities. The Company will enter into a Delayed Delivery Contract in all cases where a sale of Contract Purchased Securities arranged by the Underwriters has been approved by the Company, but, except as the Company may otherwise agree, such Delayed Delivery Contract must be for at least the minimum amount of Contract Purchased Securities set forth in Schedule II to the Terms Agreement, and the aggregate amount of Contract Purchased Securities may not exceed the maximum amount set forth in such Schedule. The Company will advise the Representatives no later than 10:00 A.M., New York City time, on the second business day preceding the Closing Date (or at such later time as the Representatives may otherwise agree) of the sales of Contract Purchased Securities that have been so approved. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts.

      The amount of Securities to be purchased by each Underwriter as set forth in Schedule I to the Terms Agreement hereto shall be reduced by an amount which bears the same proportion to the total amount of Contract Purchased Securities as the amount of Purchased Securities set forth opposite the name of such Underwriter bears to the total amount of Purchased Securities set forth in such
Schedule I, except to the extent that the Representatives determine that such reduction shall be otherwise than in such proportion and so advise the Company; provided, however, that the total amount of Purchased Securities to be purchased by all Underwriters shall be the total amount of Purchased Securities less the aggregate amount of Contract Purchased Securities.

      It is understood that any Representative, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Company on behalf of any other Underwriter for Purchased Securities to be purchased by such Underwriter. Any such payment by such Representative shall not relieve any such other Underwriter of any of its obligations hereunder.

      5. Offering by Underwriters. After the execution of the Terms Agreement relating to any Purchased Securities, the Underwriters propose to offer such Purchased Securities for sale upon the terms and conditions set forth in the Prospectus.

      6. Covenants of the Company. In connection with each offering of Purchased Securities, the Company covenants and agrees with each of the Underwriters that:

         (a) The Company will make no further amendment or any supplement to the Registration Statement or Prospectus after the date of the Terms Agreement relating to such Purchased Securities and prior to the Closing Date for such Purchased Securities which shall be reasonably disapproved by the Representatives for such Purchased Securities promptly after reasonable notice; will advise the Representatives promptly of any such amendment or supplement after such Closing Date and furnish the Representatives with copies thereof; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Purchased Securities; will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has become effective or any supplement to the Prospectus or any amended Prospectus has been filed, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus or any supplement to the Prospectus or any amended Prospectus and of the initiation of any proceeding for any such purpose; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any such Prospectus or any supplement to the Prospectus or amended Prospectus, will use promptly its best efforts to obtain its withdrawal.

         (b) If at any time when a prospectus relating to such Purchased Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act or the Trust Indenture Act, the Company promptly will (x) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, or (y) prepare and file with the Commission documents deemed to be incorporated by reference in the Prospectus as then amended or supplemented which will correct such statement or omission or effect such compliance.

         (c) Not later than 90 days after the end of the 12-month period beginning at the end of any fiscal quarter of the Company during which a Closing Date occurs, the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering such 12-month period which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158).


         (d) The Company will furnish to the Representatives on behalf of the Underwriters copies of the Registration Statement, each related Preliminary Prospectus (which, including documents incorporated by reference therein, is hereinafter referred to as a "Preliminary Prospectus"), the Prospectus and all amendments and supplements to such documents, and all documents incorporated by reference in any of the foregoing documents, in each case as soon as available and in such quantities as the Representatives may reasonably request. A copy of each document prepared or filed by the Company on or prior to the date of the Terms Agreement shall be furnished to the Representatives on behalf of the Underwriters prior to their execution of the Terms Agreement; provided that if such documents are not available, the Company shall furnish to such Representatives the information included or to be included therein, except that in such case the Company need not furnish such Representatives with information to be included in the Prospectus Supplement as to the terms of the Purchased Securities and their manner of distribution.

         (e) The Company will cooperate with the Underwriters in qualifying such Purchased Securities for offering and sale and in determining their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of such Purchased Securities; provided, however, that the Company shall not be obligated to file any general consent to service, or to qualify as a foreign corporation in any state in which it is not now so qualified.

         (f) During a period of five years from the date of the Terms Agreement relating to such Purchased Securities, the Company will promptly furnish to the Representatives and upon request, to each of the other Underwriters, an annual report of the Company for each fiscal year and current reports of the Company for each quarterly period, in each case in the forms and at the times furnished to shareholders of the Company, and, as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act, and, during a period of three years from the date of the Terms Agreement relating to such Purchased Securities, the Company will furnish to the Representatives such other information concerning the Company as the Representatives may reasonably request.

         (g) The Company will use its best efforts to obtain the listing of the Purchased Securities, subject to notice of issuance, on such national securities exchanges, if any, as are indicated in the Terms Agreement relating to such Purchased Securities, and the registration thereof under the Exchange Act, in each case prior to the Closing Date for such Purchased Securities.

         (h) The Company will not, without the prior consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt constituting a security (as defined in the Act) or the Company or any warrants to purchase debt securities of the Company substantially similar to the Purchased Securities (other than (i) the Purchased Securities and
      (ii) commercial paper issued in the ordinary course of business) during the period beginning from and including the date of execution of the Terms Agreement with respect to the Purchased Securities and continuing to and including the Closing Date.

      7. Expenses. The Company agrees with you and each Underwriter of any Purchased Securities that the Company will pay or cause to be paid the following:

         (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any amendments and supplements thereto and the mailing and delivery of copies thereof to the Underwriters and dealers;

        (ii) the cost of printing this Agreement, any agreement among underwriters, any Terms Agreement, any Delayed Delivery Contract, any Indenture, any Blue Sky and legal investment memoranda and any other document in connection with the offering, purchase, sale and delivery of the Securities;

       (iii) all expenses in connection with the qualification of the Securities for offering and sale as provided in Section 6(e) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with Blue Sky and legal investment surveys;

        (iv) any fees charged by securities rating services for rating the Securities;

         (v) the cost of preparing the Securities;

        (vi) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with the Indentures and the Securities;

       (vii) any filing fees payable to the National Association of Securities Dealers Inc. with respect to the Securities;

      (viii) out-of-pocket expenses incurred in distributing any Preliminary Prospectuses to the Underwriters; and

        (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7.

      It is understood, however, that, except as provided in this Section 7, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

      8. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters of any Purchased Securities to purchase and pay for such Purchased Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the Closing Date relating to such Purchased Securities with the same force and effect as if made on such date, to the accuracy of the statements of the Company officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) Prior to such Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

          (b) The Representatives shall not have advised the Company or been advised by the Company or the Commission that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which the Representatives have concluded is in either case material and in the case of an omission is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) The Representatives shall have received an opinion or opinions of the General Counsel for the Company, dated such Closing Date, to the effect set forth in Exhibit C hereto.

          (d) The Representatives shall have received from Sullivan & Cromwell, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Purchased Securities, the Registration Statement, the Prospectus and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (e) The Representatives shall have received a certificate of either the Chairman of the Board of Directors, the Vice Chairman, the President or a Vice President of the Company, and of either the principal financial or principal accounting officer of the Company, dated such Closing Date, to the effect that the representations and warranties on the part of the Company herein are true and correct as of such Closing Date with the same force and effect as if made on that date, and that the Company has performed all its obligations hereunder to be performed at or prior to that date, and as to such other matters as the Representatives may reasonably request.

          (f) The Representatives shall have received letters from Ernst & Young LLP dated the date of this Agreement and such Closing Date, addressed to the Company and to the Underwriters, with conformed copies for each of the Underwriters, to the effect set forth in Exhibit D hereto.

          (g) The Company shall have furnished to the Representatives such further information and documents as the Representatives shall have reasonably requested.

          (h) Between the time of execution by the Representatives on behalf of the Underwriters of such Terms Agreement and such Closing Date, there shall not have occurred (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 8 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, taken as a whole, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Purchased Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

          (i) Between the time of execution by the Representatives on behalf of the Underwriters of such Terms Agreement and such Closing Date, (i) no downgrading shall have occurred in the rating accorded the Company's unsecured debt securities or preferred stock by Standard & Poor's Ratings Group or Moody's Investors Service, Inc. and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's unsecured debt securities or preferred stock.

          (j) Between the time of execution by the Representatives on behalf of the Underwriters of such Terms Agreement and such Closing Date, there shall not have occurred any of the following: (A) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum prices shall have been established on such Exchange; (B) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (C) any material outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets either inside or outside the United States is such as to make it, in your reasonable judgment, impracticable to proceed with the public offering or the delivery of the Purchased Securities on the terms and in the manner contemplated by the Prospectus as amended or supplemented.

          The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.

      In the event that the purchase of such Purchased Securities does not occur by reason of subsection (h) or (i) of this Section 8, the Company shall have no liability to the Underwriters except for expenses to be paid or reimbursed as set forth in Section 7 and its obligations under Section 9.

      9. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or any related preliminary prospectus supplement, in reliance upon and in conformity with written information furnished to the Company by the Representatives, or by any Underwriter through the Representatives, specifically for use in the preparation thereof.

      (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus supplement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or any related preliminary prospectus supplement in reliance upon and in conformity with written information furnished to the Company by the Representatives, or by such Underwriter through the Representatives, specifically for use in the preparation thereof; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

      (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to paragraph (a) above and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

      10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Purchased Securities which they may have agreed to purchase under the Terms Agreement relating to such Purchased Securities and the total amount of Purchased Securities under such Terms Agreement which such defaulting Underwriter or Underwriters agreed to but failed to purchase does not exceed 10% of the total amount of Purchased Securities to be purchased under such Terms Agreement, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Purchased Securities which such defaulting Underwriters agreed to but failed to purchase. If any Underwriter or Underwriters so default and the total amount of Purchased Securities under such Terms Agreement with respect to which such default or defaults occur is more than 10% of the total amount of Purchased Securities to be purchased under such Terms Agreement and arrangements satisfactory to the Representatives and the Company for the purchase of such Purchased Securities by other persons are not made within thirty-six hours after such default, such Terms Agreement may be terminated by the Representatives or by the Company without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to
Section 7 and the respective obligations of the Company and the Underwriters pursuant to Section 9. As used in this Agreement the term "Underwriter" includes any person substituted for an Underwriter under this Section 10. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement or the Terms Agreement relating to the Purchased Securities will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or any of its officers, directors or controlling persons and will survive delivery of and payment for any Purchased Securities.

      12. Notices. All communications hereunder will be in writing, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at the address or addresses set forth in the applicable Terms Agreement, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Alco Standard Corporation, P.O. Box 834, Valley Forge, Pennsylvania 19482. Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Underwriter at its address furnished to the Company in writing for the purpose of communications thereunder.

      13. Successors. This Agreement and each Terms Agreement will inure to the benefit of and be binding upon the Company, the Underwriters and their respective successors and, to the extent provided in Section 9, the officers, directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

      14. Representation of Underwriters. In all dealings with the Company under this Agreement, the Representatives represent that they shall act on behalf of each of the Underwriters and that any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

      15. Governing Law. This Agreement and each Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      16. Counterparts. This Agreement and each Terms Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement.

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us six counterparts hereof.

                                     Very truly yours,



                                     ALCO STANDARD CORPORATION



                                     By    /s/ Karin M. Kinney
                                        ------------------------
                                       Name:  Karin M. Kinney
                                       Title: Assistant Secretary

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.



MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
PRUDENTIAL SECURITIES INCORPORATED


ACTING SEVERALLY ON BEHALF OF THEMSELVES
AND THE SEVERAL UNDERWRITERS NAMED.

BY MORGAN STANLEY & CO. INCORPORATED


BY: /s/ JENNIFER A. HARRIS
   -----------------------------------
  NAME:  JENNIFER A. HARRIS
  TITLE: VICE PRESIDENT

                                                                       EXHIBIT A
                            FORM OF TERMS AGREEMENT


[Names of Representative(s)]
   [As Representative(s) of
   the several Underwriters,]
   [Address of Representative(s)]

Dear Sirs:

         Alco Standard Corporation (the "Company") proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 6, 1995 (the "Underwriting Agreement"), between the Company on one hand and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Lehman Brothers Inc. and Prudential Securities Incorporated on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Purchased Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Terms Agreement to the same extent as if such provision had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed, or in the case of a supplement, mailed for filing, with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price to the Underwriters set forth in
Schedule II hereto, the principal amount of Purchased Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the principal amount of Purchased Securities, if any, covered by Delayed Delivery Contracts.

         If the foregoing is in accordance with your understanding, kindly sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                                  Very truly yours,

                                                  ALCO STANDARD CORPORATION


                                                  By____________________________
                                                    Title:

Accepted as of the date hereof:
[Names of Representative(s)]
 On behalf of each of the Underwriters

   By_______________________________
     Title:

                                  SCHEDULE I

                                                                     Principal
                                                                      Amount
                                                                   of Purchased
                                                                   Securities to
                           Underwriter                             be Purchased
                           -----------                             -------------
[Name(s) of Representatives]...............................        $
[Name(s) of other Underwriters]............................















                                                                   -------------
   Total...................................................        $
                                                                   =============

                                  SCHEDULE II

Title of Purchased Securities:
Amount of Securities:
Price to Public:
Purchase Price by Underwriters:
Specified Funds for Payment of Purchase Price:
Indenture:
Maturity:
Interest Rate:
Interest Payment Dates:
Regular Record Dates:
Redemption Provisions:
Sinking Fund Provisions:
Stock Exchange Listing:
Place for Checking and Packaging Purchased
Securities:
Closing Date and Time:
Closing Location:
Manner of Payment for Purchased Securities:


[Delayed Delivery Contracts:
    Fee:
    Minimum amount of each Contract:
    Maximum amount of all Contracts:]
Address for Notices per Section 12:
Other Terms:

                                                                       EXHIBIT B

      (Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 a.m.,
New York Time          ,      ./*/)


                           DELAYED DELIVERY CONTRACT

                                       [Insert date of initial public offering.]

Alco Standard Corporation
c/o (Insert name(s) of Representative(s) of the Underwriters]

Gentlemen:

        The undersigned hereby agrees to purchase from Alco Standard Corporation (the "Company"), and the Company agrees to sell to the undersigned, [if one
delayed closing, insert: as of the date hereof, for delivery on            (the
"Delivery Date")]

        $             principal amount of the Company's
(hereinafter called "Debt Securities"), offered by the Company's Prospectus
dated                  , and a Prospectus Supplement dated
relating thereto, receipt of copies of which is hereby acknowledged, at      %
of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

        [If two or more delayed closings, insert the following:

        The undersigned will purchase from the Company as of the date hereof for delivery on the dates set forth below, Debt Securities in the principal amounts set forth below.


               DELIVERY DATE                      PRINCIPAL AMOUNT




Each of such delivery dates is hereinafter referred to as a Delivery Date.]

        Payment for the Debt Securities which the undersigned has agreed to purchase for delivery on-the-each Delivery Date shall be made to the Company or
its order by immediately available funds at the office of                   at
          .m., New York Time, on-the-such-Delivery Date upon delivery to the undersigned of the Debt Securities to be purchased by the undersigned--for delivery on such Delivery Date--in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to-the-such-Delivery Date.

_________________

* Insert date which is second full business day prior to Closing Date under Term Agreement

          It is expressly agreed that the purchase hereunder of Debt Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Debt Securities on-the-each-Delivery Date shall be subject only to the conditions that (1) the purchase of Debt Securities shall not-at-the-such-Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject, and (2) the Company shall have sold to the Under writers the total principal amount of the Debt Securities less the principal amount thereof covered by this and other similar Contracts./*/ The undersigned represents that its investment in such Debt Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject.

          Promptly after completion of the sale of Debt Securities to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

          This Contract will inure to the benefit of, and be binding upon, the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          This Contract may be executed by either of the parties hereto in any number of counterparts each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument.

          It is understood that the acceptance of any such Contract is in the Company's sole discretion and without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                     Very truly yours,


                                     ________________________________________
                                              (Name of Purchaser)


                                     By______________________________________


                                     ________________________________________
                                              (Title of Signatory)

                                     ________________________________________


______________________________

/*/ Modify appropriately if the Underwriters may be obligated to take less than all of the Purchased Securities under the Terms Agreement.

                                        ________________________________________
                                                  (Address of Purchaser)


Alco Standard Corporation
Accepted as of the above date



    By________________________________
      Title:

                                                                       EXHIBIT C
                          OPINION OF GENERAL COUNSEL

      (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Ohio, with corporate power and authority to own its properties and conduct its business as it is now being conducted except where the failure to have such power or authority would not individually or in the aggregate have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole;

      (ii) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that such counsel believes that both of you and such counsel are justified in relying upon such opinions and certificates);

     (iii) The Company has an authorized capital stock as set forth in the Prospectus; and all of the issued shares of capital stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Purchased Securities have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Purchased Securities conform in all material respects to the description thereof contained in the Prospectus;

      (iv) This Agreement has been duly authorized, executed and delivered by the Company;

       (v) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms in all material respects to the description thereof contained in the Prospectus;

      (vi) To the best of such counsel's knowledge after reasonable investigation there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, are likely to have a material adverse effect on the consolidated financial condition or operations of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

      (vii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Purchased Securities and the Indenture will not conflict with or result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, violations and defaults that would not have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole, and that would not affect the validity of the Purchased Securities), nor will such action result in any violation of the provisions of the Articles of Incorporation or Code of Regulations of the Company as in effect at the date hereof or any existing statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (except for such violations of such statutes, orders, rules or regulations that would not have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole, and that would not affect the validity of the Purchased Securities);

    (viii) To the best of such counsel's knowledge after reasonable investigation, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by the Company of its obligations under this Agreement, the Purchased Securities and the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the offer and sale of the Purchased Securities;

      (ix) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

       (x) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date hereof (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the date hereof (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules therein and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the date hereof, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; the statements in the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof with respect to statutes, administrative orders and regulations and legal and governmental proceedings fairly and accurately present in all material respects the information required to be set forth therein and to the best of such counsel's knowledge there are no statutes, administrative orders or regulations required to be described in the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof which are not described as required; and such counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof or required to be described in the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof which are not filed or incorporated by reference or described as required.

                                                                       EXHIBIT D


      Pursuant to Section 8(f) of the Underwriting Agreement, Ernst & Young LLP shall furnish letters to the Underwriters to the effect that:

    (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

   (ii) In their opinion, the financial statements and schedules audited by them and included in the Prospectus as amended or supplemented or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;

  (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus as amended or supplemented agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

   (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus as amended or supplemented, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

         (A) any unaudited pro forma consolidated condensed financial statements included in the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

         (B) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus as amended or supplemented) or any increase in the consolidated long-term debt of the Company and its subsidiaries; in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus as amended or supplemented, except in each case for changes, increases or decreases which the Prospectus as amended or supplemented discloses have occurred or may occur or which are described in such letter; and

         (C) for the period from the date of the latest financial statements included in the Prospectus as amended or supplemented to the date of the latest consolidated financial statements prepared by the Company there were any decreases in consolidated revenues, income from continuing operations, net income, earnings per share from continuing operations, or any increases in other items specified by the Representatives, in each case as compared with the

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

      comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus as amended or supplemented discloses have occurred or may occur or which are described in such letter; and

    (v) In addition to the audit referred to in their report(s) included in the Prospectus as amended or supplemented and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
(iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted accounting standards, with respect to certain amounts, percentages, and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus as amended or supplemented, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.


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